Definitive Proxy Statement Clarification

TUSTIN, CA - November 26, 2001 - Opposition proxy solicitation group,
Commonwealth Shareholders Group, clarifies that in its definitive proxy statement filed with the SEC on November 14, 2001, any reference to "Board of
Directors" refers solely to Joseph Saline, a member of the Commonwealth Energy
Corporation Board of Directors, not the entire Board of Directors.

The Group has reviewed the employment contract, as amended, of Ian Carter, CEO of Commonwealth Energy and has found that it appears that the 8 times multiplier pertains to the Base Salary as defined in the contract and does not pertain to the option awards.

Definitive Proxy Statements filed by the Commonwealth Shareholders Group, including the one filed on November 26, 2001, may be obtained by computer from the SEC's EDGAR site at http://www.freeedgar.com by searching for "Commonwealth
Energy Corporation" or from Commonwealth Shareholders Group by calling
888-818-3625.

For information about Commonwealth Shareholders Group, call Mike Doak at
888-818-3625.